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                           SCHEDULE 14A INFORMATION

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                              Aramark Corporation
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               (Name of Registrant as Specified In Its Charter)


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Notes:

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                                                               February 12, 1998

Dear Fellow Shareholder:

     On February 5, a judge in Chancery Court in Delaware issued an injunction to preliminarily halt the Share 100 transaction. We are requesting an expedited appeal to the Delaware Supreme Court and we hope that this appeal will be heard as soon as possible. As a result, we have postponed the February 10 Shareholders Meeting until March 12.

     The Chancery Court's decision was based on an interpretation of a point of Delaware law which the court found "has not been directly decided" previously. Specifically, it concerns the applicability of a private company discount to outside shareholders in the unique situation where shares are being repurchased in a mandatory transaction.

     While I am disappointed at this setback, let me assure you that we remain firmly committed to accomplishing the goals of Share 100 and believe that they are in the best interest of ARAMARK.

    Let me take this opportunity to urge you to continue to focus on the task at hand, which is to serve our customers and grow our business profitably through our Unlimited Partnerships. It is your efforts which have positioned us as a world leader in managed services, and it is your continuing efforts that will guarantee our future success.

   I will keep you informed of new developments as we move forward.


                                                    Sincerely,

                                                    /s/ Joseph Neubauer
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                                                        Joseph Neubauer